UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2009 (June 11, 2008)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code     (717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 11, 2008, Robert B. Sari notified Rite Aid Corporation (the “Company”) that he intended to leave his position as the Company's Executive Vice President, General Counsel and Secretary in order to relocate back to Portland, Oregon with his wife and children.  Marc A. Strassler has been appointed as Mr. Sari’s successor and will serve as Executive Vice President, General Counsel and Secretary, effective March 9, 2009. Mr. Sari will remain at the Company to assist in Mr. Strassler’s transition until April 8, 2009.

Mr. Strassler previously served as Senior Vice President, General Counsel and Corporate Secretary of Pathmark Stores, Inc., a position he held from 1997 to 2007 when Pathmark was acquired by The Great Atlantic & Pacific Tea Co., Inc. Mr. Strassler served as Vice President, General Counsel  and Corporate Secretary of  Pathmark from 1987 to 1997.  Prior to that, Mr. Strassler held a variety of positions with Pathmark dating back to 1974.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: March 11, 2009	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary